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                                                                     EXHIBIT 5.1








                   [GIBSON, DUNN & CRUTCHER L.L.P. LETTERHEAD]

                                January 18, 2002





CSK Auto Corporation
645 E. Missouri Avenue
Phoenix, Arizona 85012



           Re:  CSK Auto Corporation Registration Statement on Form S-3


Ladies and Gentlemen:

           We have examined the Registration Statement on Form S-3 (the "Registration Statement") of CSK Auto Corporation, a Delaware corporation (the "Company"), filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), in connection with the registration of up to 17,224,886 shares of the Company's common stock, $.01 par value per share (the "Common Stock").

           Of the 17,224,886 shares covered by the Registration Statement, 4,524,886 shares of Common Stock are outstanding and are being registered for sale by Oppenheimer Capital Income Fund (the "Oppenheimer Shares") and a maximum of 12,700,000 shares of Common Stock are not yet outstanding and are being registered for sale following their receipt by Investcorp CSK Holdings L.P. ("Holdings") and Lehman Brothers Inc. ("LBI") upon conversion of, or as a result of interest payments made on, the 7% Convertible Subordinated Debentures issued to Holdings and LBI on December 21, 2001 (the "Convertible Debentures"), or exercise of the Make-Whole Warrants dated 12/21/01 (the "Make-Whole Warrants") issued to Holdings and LBI in connection with the purchase of the Convertible Debentures (the "Debenture Shares" and, collectively with the Oppenheimer Shares, the "Shares").

           For the purpose of the opinion set forth below, we have examined and are familiar with the proceedings taken and proposed to be taken by the Company in connection with the sale of the Oppenheimer Shares, and the agreements related to the issuance of the Debenture Shares including:

         (i) the Securities Purchase Agreement dated as of August 14, 2001 by and between the Company and Oppenheimer Capital Income Fund;

         (ii) the $30,000,000 7% Convertible Note issued to Oppenheimer Capital Income Fund by the Company on August 14, 2001;

         (iii) the Securities Purchase Agreement dated as of December 7, 2001 by and among the Company, LBI Group Inc. and Holdings;



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         (iv)     the $30,000,0000 7% Convertible Subordinated Debenture issued to Holdings and the $20,000,000 7% Convertible Subordinated Debenture issued to LBI; and

         (v)      the Make-Whole Warrants issued to Holdings and LBI.

In addition, we have examined and are familiar with such corporate records of the Company and certificates of officers of the Company and of public officials, and such other documents as we have deemed relevant and necessary as the basis for the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

           Based upon the foregoing examination and in reliance thereon, and in reliance on statements of fact contained in the documents that we have examined it is our opinion (i) that the Oppenheimer Shares are duly authorized, validly issued, fully paid and nonassessable and (ii) that the Debenture Shares, when issued in accordance with the terms of the Convertible Debentures and the Make-Whole Warrants, will be duly authorized, validly issued, fully paid and nonassessable.

           This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K.

           Our opinions are limited to the effect of the present state of the laws of the United States of America and the State of Delaware. We are not admitted to practice in the State of Delaware; however, we are generally familiar with the Delaware General Corporation Law as presently in effect and have made such inquiries as we consider necessary to render the opinions contained herein. We assume no obligation to revise or supplement our opinions should the present laws, or the interpretation thereof, be changed.

           We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption "Legal Matters" in the Registration Statement and the Prospectus which forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

                                      Very truly yours,

                                      /s/ Gibson, Dunn & Crutcher LLP
                                      Gibson, Dunn & Crutcher LLP

RMR/SKT/LSL/JMF